SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HIBBETT SPORTING GOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are invited to attend the annual meeting of the stockholders of Hibbett Sporting Goods, Inc., which will be held at the principal executive offices of Hibbett Sporting Goods, Inc., 451 Industrial Lane, Birmingham, Alabama 35211, on Wednesday, May 31, 2006, at 10:00 A.M., local time for the following purposes:

•	to elect one (1) Class I director for a three-year term expiring in 2009;

•	to approve the 2006 Non-Employee Director Equity Plan;

•	to approve the 2006 Executive Officer Cash Bonus Plan;

•

to approve an amendment to Hibbett Sporting Goods, Inc.’s Certificate of Incorporation to increase the number of authorized common shares to 80,000,000, as more fully set forth under “Proposal No. 4”; and

•	to transact such other business as may come before the meeting.

Information concerning these and certain other matters concerning the Company are contained in the accompanying Notice of Annual Meeting and Proxy Statement.

It is important that your shares be voted at the annual meeting. Therefore, I urge you to read the accompanying Notice of Annual Meeting and Proxy Statement and sign and return your proxy on the enclosed form. Even if you plan to attend the meeting, please return your signed proxy as soon as possible.

Sincerely,

/s/ Michael J. Newsome
Michael J. Newsome
Chief Executive Officer and
Chairman of the Board

May 1, 2006

Birmingham, Alabama

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 31, 2006

To the Stockholders of

HIBBETT SPORTING GOODS, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Hibbett Sporting Goods, Inc. will be held at the principal executive offices of Hibbett Sporting Goods, Inc., 451 Industrial Lane, Birmingham, Alabama 35211 on Wednesday, May 31, 2006, at 10:00 A.M., local time for the following purposes:

•	to elect one (1) Class I director for a three-year term expiring in 2009;

•	to approve the 2006 Non-Employee Director Equity Plan;

•	to approve the 2006 Executive Officer Cash Bonus Plan;

•

to approve an amendment to Hibbett Sporting Goods, Inc.’s Certificate of Incorporation to increase the number of authorized common shares to 80,000,000, as more fully set forth under “Proposal No. 4”; and

•	to transact such other business as may come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 3, 2006 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the meeting.

Each stockholder is requested to date, sign and return the accompanying proxy in the enclosed return envelope. No postage is needed if mailed in the United States.

By order of the Board of Directors

/s/ Maxine B. Martin
Maxine B. Martin
Secretary

May 1, 2006

Birmingham, Alabama

HIBBETT SPORTING GOODS, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Hibbett’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders. This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing these proxy materials on or about May 1, 2006 to all stockholders entitled to vote. The Hibbett 2006 Annual Report, which includes our consolidated financial statements, is being sent with this proxy statement.

Date, Time and Place of the Meeting

As shown in the Notice of Annual Meeting, the 2006 Annual Meeting of Stockholders of Hibbett Sporting Goods, Inc. will be held at the principal executive offices of Hibbett Sporting Goods, Inc., 451 Industrial Lane, Birmingham, Alabama 35211 on Wednesday, May 31, 2006, at 10:00 A.M., local time.

The telephone number to our principal executive offices is (205) 942-4292.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote. If you vote by proxy, that is, by signing, dating and returning the enclosed proxy card, the individuals named on the card (your “proxies”) will vote your shares in the manner you indicate. If you do not indicate instructions to your proxies, then your shares will be voted as follows:

•	FOR electing one member of the Board as Class I director;
•	FOR approving the 2006 Non-Employee Director Equity Plan;
•	FOR approving the 2006 Executive Officer Cash Bonus Plan; and
•	FOR approving the amendment of our Certificate of Incorporation to increase the number of authorized common shares to 80,000,000.

If any other matter is presented, then your proxy will vote in accordance with your proxies’ best judgment. At this time, the Board of Directors is unaware of any other business to be brought before the meeting. If you send more than one proxy card, then your shares will be voted in accordance with the proxy card bearing the latest date. Michael J. Newsome and Gary A. Smith are named as proxies in the enclosed proxy form and have been designated as the directors’ proxies by the board.

You may revoke your proxy by sending in a signed proxy card with a later date, providing a written notice of revocation to the Corporate Secretary of Hibbett Sporting Goods, Inc. prior to the annual meeting or attending the Annual Meeting to cast your vote in person.

Shares Entitled to Vote

Each stockholder of record at the close of business on the record date, April 3, 2006, is entitled to cast one vote on each proposal presented at the Annual Meeting for each share of our common stock held. As of the record date, there were 35,948,223 shares of our common stock outstanding. There is no cumulative voting of our common stock. Votes will be tabulated by our transfer agent, SunTrust Bank.

DIRECTORS AND EXECUTIVE OFFICERS

The directors, nominees for directors and executive officers of the Company and their ages as of the date of this Proxy Statement are as follows:

Name	Age	Position
Nominee for election to serve until the annual meeting in 2009 (Class I)
Alton E. Yother	53	Director

Director elected to serve until the annual meeting in 2007 (Class II)
Carl Kirkland	65	Director
Michael J. Newsome	67	Chief Executive Officer and Chairman of the Board
Thomas A. Saunders, III	69	Director

Directors elected to serve until the annual meeting in 2008 (Class III)
Clyde B. Anderson	45	Director
Ralph T. Parks	60	Director

Executive Officers who are not also Directors or nominees for Director
Brian N. Priddy	49	President
Gary A. Smith	59	Vice President and Chief Financial Officer
Cathy E. Pryor	43	Vice President of Store Operations
Jeffry O. Rosenthal	48	Vice President of Merchandising

Clyde B. Anderson has been a Director of the Company since 1987. Mr. Anderson has served as the Chairman of the Board of Books-A-Million, Inc., a book retailer, since January 2000 and has been a director of Books-A-Million, Inc. since November 1987. He was named Executive Chairman of the Board of Books-A-Million, Inc. on February 1, 2004. Mr. Anderson served as Chief Executive Officer of Books-A-Million, Inc. from July 1992 to February 2004.

Carl Kirkland has been a Director of the Company since January 1997. Mr. Kirkland is a co-founder of Kirkland’s, Inc., a leading specialty retailer of decorative home accessories and gift items, and served as Chairman of the Board of Kirkland’s, Inc. from 1996 to 2004. He now serves as a director and Chairman Emeritus of Kirkland’s, Inc. Mr. Kirkland served as Chief Executive Officer from 1966 to March 2001 and President from 1966 to November 1997. Mr. Kirkland also serves on the Board of Directors of the Bank of Jackson in Jackson, Tennessee.

Michael J. Newsome served as the President of the Company from 1981 through August 2004 and was named Chief Executive Officer of the Company in September 1999 and Chairman of Board in March 2004. Since joining the Company as an outside salesman over 40 years ago, Mr. Newsome has held numerous positions with the Company, including retail clerk, outside salesman to schools, store manager, district manager, regional manager and President. Prior to joining the Company, Mr. Newsome worked in the sporting goods retail business for six years.

Ralph T. Parks has been a Director of the Company since June 2002. Mr. Parks worked at FOOTACTION USA from 1987 to 1999, where he retired as President and Chief Executive Officer. Parks served two terms as

Chairman of the National Sporting Goods Association Board of Directors and was inducted into the Sporting Goods Industry Hall of Fame in May 2000. Mr. Parks also serves on the Board of Directors of Kirkland’s, Inc. and is a member of its audit committee.

Thomas A. Saunders, III, has been a Director of the Company since 1995. Mr. Saunders is a retired member of Saunders Karp & Megrue Partners, LLC which controlled SK Equity Fund, L. P., once a major investor in Hibbett. Before founding Saunders Karp & Megrue in 1990, he served as a managing director of Morgan Stanley & Co. from 1974 to 1989. Mr. Saunders serves on the Board of Directors of Dollar Tree Stores, Inc. at large as well as on their Audit Committee as Chairman and the Nominating Committee. He also serves on the board of several non-public and non-profit companies in various capacities.

Alton E. Yother has been a Director of the Company since August 2004. Mr. Yother has worked as Executive Vice President and Controller of AmSouth Bancorporation since November 2004. Prior to his current position, he worked for over 24 years for SouthTrust Corporation or SouthTrust Bank. His most recent duties at SouthTrust were as Executive Vice President, Treasurer and Controller of SouthTrust Corporation from 1998 to 2004.

Brian N. Priddy has been the President of the Company since August 2005. Prior to joining the Company, Mr. Priddy was the Executive Vice President, Operations, for Bombay, Inc., a furniture retailer, from 1998 to 2005. Prior to that time, Mr. Priddy held various executive management positions with Sears Roebuck & Co., Lillie Rubin, Inc. and Maison Blanche, Inc.

Gary A. Smith has been the Vice President and Chief Financial Officer of the Company since April 2001. Prior to joining the Company, Mr. Smith was the Chief Financial and Accounting Officer for Moore-Handley, Inc. from 2000 to 2001. Mr. Smith was the Director of Finance for City Wholesale, Inc. from 1997 to 2000 and a Senior Vice President of Parisian, Inc. from 1979 to 1997.

Cathy E. Pryor has been with the Company since 1988 and has been the Vice President of Store Operations of the Company since 1995. Prior to 1995, Ms. Pryor held positions as a district manager and Director of Store Operations of the Company.

Jeffry O. Rosenthal has been the Vice President of Merchandising of the Company since August 1998. Prior to joining the Company, Mr. Rosenthal was Vice President and Divisional Merchandise Manager for Apparel with Champs Sports, a division of Foot Locker, Inc. from 1981 to 1998.

THE BOARD OF DIRECTORS

Composition of the Board

Our Board of Directors has a maximum of nine and a minimum of six members. Within this range, the number is set by the Board of Directors. The board currently consists of six directors who are divided into three classes. The term of the Class I director (Mr. Yother) will expire at the close of the Annual Meeting this year. The terms of the Class II directors (Messrs. Kirkland, Newsome and Saunders) will serve until the annual stockholder meeting in 2007. The terms of the Class III directors (Messrs. Anderson and Parks) will serve until the annual stockholder meeting in 2008. Mr. Yother, the Class I director, has been nominated for election at the Annual Meeting, and if elected, he will serve until the annual meeting of stockholders in 2009.

Director Compensation

Each non-employee director receives an annual fee of $25,000 (with an additional $5,000 for the Chairman of the Audit Committee) plus $1,000 for each board meeting and each meeting of any committee of the board. The non-employee director serving as the Chairman of a committee, however, receives $1,500 per meeting. In addition, non-employee directors receive awards of nonqualified stock options under the Stock Plan for Outside Directors (the “Plan”). Each non-employee director is granted an option to purchase 10,000 shares of common stock upon election to the board and, on the last day of each fiscal year, an additional option for 5,000 shares of common stock. The annual grant is pro-rated for directors who have served less than a full fiscal year by the date of grant. Under the 2006 Non-Employee Director Equity Plan, if adopted by the Company’s stockholders at the 2006 Annual Meeting, the share limits will increase to a maximum of 15,000 shares upon initial election and 10,000 shares on annual grants. The Board of Directors has the discretion to reduce the actual grants below the stockholder approved maximum amounts.

Meetings of the Board of Directors and Committees

The Board of Directors has scheduled five regular meetings in the current fiscal year and will hold special meetings when Company business requires. During the fiscal year ended January 28, 2006, the Company’s Board of Directors held seven meetings. Meetings may be held at a specified location or by teleconference. Each director was present for at least 75% of the regularly scheduled meetings of the board and the meetings held by all committees of the board on which he served during the fiscal year. Mr. Newsome serves as Chairman of the Board.

Committees of the Board of Directors

The board has established a Nominating Committee, an Audit Committee and a Compensation Committee. The memberships and functions of these committees are set forth below. The board has no standing Executive Committee.

Nominating Committee. The Nominating Committee is authorized to exercise oversight with respect to the nomination of candidates for the board in such fashion as determined from time to time by the board. The Nominating Committee met to recommend the election of Mr. Yother as a Class I director at the 2006 Annual Meeting of Stockholders. The members of the Nominating Committee also interviewed Mr. Priddy during fiscal 2006 and recommended that he be hired as President. The members of the Nominating Committee are Mr. Anderson, Chairman of the Committee, and Messrs. Kirkland and Saunders. The Board of Directors has adopted a written charter for the Nominating Committee which is available on our website at www.hibbett.com under “Investor Relations.”

Audit Committee. The duties of the Audit Committee are to assist the board in fulfilling its oversight responsibilities relating to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, our selection and determination of independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm.

The Audit Committee appoints, compensates, retains and oversees the work of the independent registered public accounting firm employed by us to conduct the annual audit examination of our consolidated financial statements. The members meet with the independent registered public accounting firm and financial management to review the scope of the proposed audit for the year, the audit procedures to be utilized, audit fees and at the conclusion of the audit, the audit reports. In addition, the Audit Committee reviews the consolidated financial statements, related footnotes, management’s report on internal control over financial reporting and the independent registered public accounting firm’s reports thereon, and makes related recommendations to the board as the committee deems appropriate.

The members of the Audit Committee are Mr. Yother, Chairman of the Committee, and Messrs. Parks and Saunders. The Audit Committee met nine times during the fiscal year ended January 28, 2006. The Board of Directors has adopted a written charter for the Audit Committee which it periodically reviews. The current version of the charter is available on our website at www.hibbett.com under “Investor Relations,” and is attached to this proxy statement as Exhibit C.

Our board has reviewed the composition of the Audit Committee and determined that the independence of and the financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. In addition, our board has determined that Mr. Yother, who chairs the Audit Committee, by virtue of his career experiences serving in financial capacities of publicly traded companies as well as other experiences, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002. In addition, the board has determined that Mr. Saunders, who also sits on our Audit Committee, qualifies as an “audit committee financial expert” because of his financial experience with both private and public companies.

Compensation Committee. The Compensation Committee determines the salaries, bonuses and other compensation to be paid to the Company’s officers and administers all plans relating to the compensation of officers. The Compensation Committee also approves the parameters of equity-based compensation for all employees and administers all equity-based plans. The members of the Compensation Committee are Mr. Parks, Chairman of the Committee, and Messrs. Kirkland and Yother. The Compensation Committee met seven times during the fiscal year ended January 28, 2006. The Board of Directors has adopted a written charter for the Compensation Committee which is available on our website at www.hibbett.com under “Investor Relations.”

How Nominees to Our Board are Selected

The Nominating Committee of our Board of Directors is responsible for identifying, evaluating and recommending to the board all persons to be nominated to serve as a director of the Company. Our board is responsible for nominating the slate of directors for the annual meeting, upon the committee's recommendation.

This year, the director nominee is a current director who is standing for election at the 2006 Annual Meeting of

Stockholders. No other nominee has been recommended by the Nominating Committee for election.

The Nominating Committee identifies, recruits and recommends to the board only those candidates that the committee believes are qualified to become board members consistent with the criteria for selection of new directors adopted from time to time by the board. We endeavor to have a board representing diverse experience in areas that are relevant to our business. The committee recommends candidates, including those submitted by shareholders, only if the committee believes the candidate's knowledge, experience and expertise would strengthen the board and that the candidate is committed to representing the long-term interests of all stockholders. The Board of Directors has adopted a written charter for the Nominating Committee which is available on our website at www.hibbett.com under “Investor Relations.”

The committee assesses a candidate's independence, background and experience, as well as the current board skill needs and diversity. With respect to incumbent directors selected for re-election, the committee also assesses each director's contributions, attendance record at board and applicable committee meetings and the suitability of continued service. In addition, individual directors and any person nominated to serve as a director should possess all of the following personal characteristics and be in a position to devote an adequate amount of time to the effective performance of director duties: integrity and accountability, informed judgment, financial literacy, cooperative approach, record of achievement and ability to consult and advise.

The committee will give due consideration to candidates recommended by stockholders. Stockholders may submit such recommendations using the methods described under “ Communicating with our Board Members ” on page 9. The committee applies the same criteria to the evaluation of those candidates as the committee applies to other director candidates.

Director Independence

We are committed to principles of good corporate governance and the independence of a majority of our Board of Directors from the management of our Company. As an example of new corporate governance actions, the Company recently adopted equity ownership guidelines for our directors to better align their personal incentives with the performance of the Company. All members of our Audit Committee, our Compensation Committee and our Nominating Committee have been determined by our board to be independent directors within the applicable listing standards of the NASDAQ Stock Market. Our board has reviewed the various relationships between members of our board and the Company and has affirmatively determined that none of our directors or nominees have material relationships with the Company, other than Mr. Newsome who is a member of management. See “Certain Relationships and Related Transactions” on page 16 for a discussion of relationships between the Company and certain directors.

All committees of our board are comprised solely of independent directors. The basis for such determination by our board is either that the independent director has no business relationship other than his or her service on our board, or that while an independent director may have some involvement with a company or firm with which our Company does business, our board has determined that such involvement is not material and does not violate any part of the definition of “independent director” under NASDAQ listing standards. Mr. Newsome, our only non-independent director, is not a member of any of our committees.

During meetings of our Board of Directors, the board periodically exercises its right to hold an executive session of non-management members only.

Code of Ethics

Our board has adopted a code of ethics for all our employees, officers and directors, including our Chief Executive Officer and senior financial officers. A copy of this code may be viewed at our corporate website, www.hibbett.com, under the heading “Investor Information”. In addition, a printed copy of our code of ethics will be provided to any shareholder upon request submitted to Investor Relations at the Company’s address listed elsewhere in this proxy statement.

Charters of Our Board Committees

The charters of our board committees are available on our corporate website, www.hibbett.com, under the heading “Investor Information.” The charter of the Audit Committee is attached to this proxy statement as Appendix C. In addition, printed copies of any of our board committee charters will be provided to any shareholder upon request submitted to Investor Relations at the Company’s address listed elsewhere in this proxy statement.

Communicating with Our Board Members

Our stockholders may communicate directly with our Board of Directors. You may contact any member (or all members) of our board, any board committee or any chair of any such committee by mail. Any stockholder desiring to communicate to our directors may do so by sending a letter addressed to the person, persons or committee the stockholder wishes to contact, in care of Investor Relations, Hibbett Sporting Goods, Inc., 451 Industrial Lane, Birmingham, Alabama 35211. The letter should state that the sender is a current stockholder. We intend to disclose any future changes to this stockholder communication process on the Investor Information portion of our website located at www.hibbett.com.

All mail received as set forth in the preceding paragraph will be examined by management and/or our general counsel for the purpose of determining whether the contents actually represent messages from stockholders to our directors. We will also examine the mailing from the standpoint of security. Any contents from a stockholder that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee.

It is our board’s policy that each of our directors should attend the Annual Meeting. All of our directors were in attendance at the 2005 annual meeting of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 3, 2006 by each person (or group within the meaning of Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially more than five percent of the Company’s common stock:

Name and Address of 5% Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)

T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, Maryland 21202	2,074,505	5.8%

Wasatch Advisors, Inc. (3) 150 Social Hall Avenue Salt Lake City, Utah 84111	1,944,650	5.4%

(1)

As used in this table “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days. Any such security is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2)

Shares over which T. Rowe Price Associates, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G filed with the SEC on February 14, 2006.

(3)	Shares over which Wasatch Advisors, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G filed with the SEC on February 14, 2006.

Security Ownership of Management

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 3, 2006, by (i) each director, (ii) the President, (iii) our executive officers, other than the President (the “Named Executive Officers”) and (iv) all directors and executive officers as a group:

Name of Director/Officer (11)	Amount and Nature Of Beneficial Ownership (1)	Percent of Class (1)

Clyde B. Anderson (2)	44,176	*

Carl Kirkland (3)	57,034	*

Michael J. Newsome (4)	86,342	*

Ralph T. Parks (5)	19,063	*

Brian N. Priddy	9,500	*

Cathy E. Pryor (6)	24,637	*

Jeffry O. Rosenthal (7)	49,275	*

Thomas A. Saunders, III (8)	87,462	*

Gary A. Smith (9)	101,745	*

Alton E. Yother (10)	22,692	*

All Directors and Executive Officers As a Group (10 Persons)	501,926	1.40%

________________________________

*Less than one percent

(1)

As used in this table “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days. Any such security is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2)

Includes 31,720 shares subject to options, 11,655 shares owned by various trusts in respect of which Mr. Anderson is the trustee and 801 deferred shares subject to the 2005 Director Deferred Compensation Plan.

(3)	Includes 57,034 shares subject to options.

(4)	Includes 29,250 shares subject to options.

(5)	Includes 19,063 shares subject to options.

(6)	Includes 24,637 shares subject to options.

(7)	Includes 49,275 shares subject to options.

(8)	Includes 19,962 shares subject to options.

(9)	Includes 99,900 shares subject to options.

(10)	Includes 22,692 shares subject to options.

(11)

Unless otherwise set forth herein, the following are the mailing addresses for the named directors and officers: Clyde B. Anderson, 402 Industrial Lane, Birmingham, AL 35211; Carl Kirkland, P.O. Box 7222, Jackson, TN

38308; Ralph T. Parks, 451 Industrial Lane, Birmingham, Alabama 35211; Thomas A. Saunders, III, 667 Madison Ave., New York, New York 10021; Alton E. Yother, 451 Industrial Lane, Birmingham, Alabama 35211; Michael J. Newsome, Brian N. Priddy, Cathy E. Pryor, Jeffry O. Rosenthal and Gary A. Smith, 451 Industrial Lane, Birmingham, AL 35211.

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table sets forth the compensation earned by the Chief Executive Officer and the Named Executive Officers in the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004:

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year (1)	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards (2)	Securities Underlying Options(#) (3)	LTIP Payouts	All Other Compensation (4)

Michael J. Newsome	2006	$396,000	$352,440	-0-	5,100	78,001	-0-	$10,604
CEO and	2005	$360,000	$206,576	-0-	-0-	45,000	-0-	$10,788
Chairman of the Board	2004	$335,000	$203,000	-0-	-0-	67,500	-0-	$9,000

Brian N. Priddy (5)	2006	$150,000	$97,774	-0-	9,000	15,000	-0-	None
President	2005	N/A	N/A	N/A	N/A	N/A	N/A	None
	2004	N/A	N/A	N/A	N/A	N/A	N/A	None

Cathy E. Pryor	2006	$215,000	$179,350	-0-	-0-	13,501	-0-	$3,905
Vice President of	2005	$193,000	$144,224	-0-	-0-	11,250	-0-	$4,543
Store Operations	2004	$184,000	$130,200	-0-	-0-	16,875	-0-	$5,512

Jeffry O. Rosenthal	2006	$220,000	$189,800	-0-	7,500	27,001	-0-	$10,578
Vice President of	2005	$193,000	$119,524	-0-	-0-	22,500	-0-	$9,519
Merchandising	2004	$182,000	$121,500	-0-	-0-	33,750	-0-	$6,811

Gary A. Smith	2006	$225,000	$195,250	-0-	7,500	27,001	-0-	None
Vice President and	2005	$190,000	$124,754	-0-	-0-	22,500	-0-	None
Chief Financial Officer	2004	$170,000	$114,000	-0-	-0-	33,750	-0-	None

(1)	Hibbett’s fiscal year ends on the Saturday nearest to January 31 of each year.
(2)

Consists of restricted stock units granted pursuant to the 2005 Equity Incentive Plan and reflects the 3-for-2 stock split effected September 2005 for Priddy, Rosenthal and Smith. Original awards for Priddy, Rosenthal and Smith were 6,000, 5,000 and 5,000, respectively. The award granted to Newsome was after the split date.

(3)

Consists of stock options granted pursuant to the 1996 Stock Option Plan and the 2005 Equity Incentive Plan and reflects the 3-for-2 stock splits effected July 2003, April 2004 and September 2005. Original option grants for Newsome, net of the stock splits, were 60,000, 30,000 and 30,000 for fiscal years 2006, 2005 and 2004. Original grant for Priddy, net of the stock split, was 10,000 for fiscal year 2006 (see Note 5). Original grants for Pryor, net of the stock splits, were 9,000, 7,500 and 7,500 for fiscal years 2006, 2005 and 2004. Original grants for Rosenthal, net of the stock splits, were 18,000, 15,000 and 15,000 for fiscal year 2006, 2005 and 2004. Original grants for Smith, net of the stock splits, were 18,000, 15,000 and 15,000 for fiscal years 2006, 2005 and 2004

(4)	Consists of contributions by the Company under the Hibbett Sporting Goods, Inc. 401(k) Profit Sharing Plan.
(5)	Priddy was hired as President of the Company effective August 1, 2005.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of stock options made to the President and the Named Executive Officers during the fiscal year ended January 28, 2006.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh) (4)	Expiration Date	5% (5)	10% (5)
Michael J. Newsome	45,001 (1)	13.7%	$23.45	5/31/2015	$1,143,922	$2,342,792
Michael J. Newsome	9,000 (2)	2.7%	$24.71	8/18/2015	$ 222,120	$ 471,437
Michael J. Newsome	24,000 (3)	7.3%	$30.98	1/27/2014	$ 354,854	$ 849,884
Brian N. Priddy	15,000 (2)	4.6%	$24.71	8/18/2015	$ 370,200	$ 785,729
Cathy E. Pryor	13,501 (1)	4.1%	$23.45	5/31/2015	$ 343,194	$ 702,874
Jeffry O. Rosenthal	27,001 (1)	8.2%	$23.45	5/31/2015	$ 686,363	$1,405,696
Gary A. Smith	27,001 (1)	8.2%	$23.45	5/31/2015	$ 686,363	$1,405,696

(1)

These options were granted as of May 31, 2005, under the 1996 Stock Option Plan. Share amounts reflect the 3-for-2 stock split effected in September 2005. The original options granted, prior to the split, were 30,000 shares for Newsome, 9,000 shares for Pryor, 18,000 shares for Rosenthal and 18,000 shares for Smith. These options have a term of ten years and vest over a five-year period in equal installments beginning on the first anniversary of the grant date.

(2)

These options were granted as of August 18, 2005, under the 2005 Equity Incentive Plan. Share amounts reflect the 3-for-2 stock split effected in September 2005. The original options granted, prior to the split, were 6,000 shares for Newsome and 10,000 shares for Priddy. These options have a term of ten years and vest over a five-year period in equal installments beginning on the first anniversary of the grant date.

(3)

These options were granted as of January 27, 2006, under the 2005 Equity Incentive Plan and have a term of eight years and vest over a four-year period in equal installments beginning on the first anniversary of the grant date.

(4)

The Exercise Price for options granted on May 31, 2005 and August 18, 2005 reflects the 3-for-2 stock splits effected in September 2005. The original exercise price, prior to the split, was $35.17 per share and $37.06 on the May 31, 2005 and August 18, 2005 grants, respectively.

(5)

The dollar amounts shown are based on certain assumed rates of appreciation and the assumption that the options will not be exercised until the end of the expiration periods applicable to the options. Actual realizable values, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock. There can be no assurance that the assumed rates of appreciation will be achieved.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth certain information concerning options exercised during the fiscal year ended January 28, 2006 and unexercised options and fiscal year-end option values for the Chief Executive Officer and the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name	Shares Acquired on Exercise	Value Realized	# Exercisable	# Unexercisable	Exercisable	Unexercisable
Michael J. Newsome	106,312	$ 1,693,465	--	261,939	$ --	$ 4,384,280
Brian N. Priddy	--	$ --	--	15,000	$ --	$ 94,050
Cathy E. Pryor	45,562	$ 853,528	13,499	57,379	$ 292,184	$ 1,048,270
Jeffry O. Rosenthal	71,000	$ 1,302,523	57,250	114,751	$ 1,323,423	$ 2,096,389
Gary A. Smith	--	$ --	62,437	109,689	$ 1,452,419	$ 1,968,421

(1)

In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair value of the underlying common stock. For the purpose of calculating the values in this table, the fair market value is deemed to be $30.98 per share, the fair market value of the Company’s common stock as of January 28, 2006. The “Value of Unexercised In-the-Money Options at Fiscal Year-End,” unlike figures in the “Value Realized” column, has not been, and may never be realized. The actual gain, if any, on exercise, will depend upon the value of the Company’s common stock on the date of such exercise.

REPORT ON EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee was established by the Board of Directors to oversee the Company’s compensation program. The Compensation Committee is comprised of Messrs. Parks, Chairman of the Committee, Kirkland and Yother. The primary function of the Compensation Committee is to take action with respect to salaries, bonuses and equity-based and other compensation paid to the Company’s officers and to administer all plans relating to the compensation of such officers, as well as to administer equity-based compensation plans and policies for all employees.

Compensation Policy

The Company’s total compensation structure is comprised of annual base salary, annual cash bonus payments and long term equity-based compensation granted pursuant to the Equity Plans. The Company’s overall compensation program has been designed to attract and retain key executives and to provide appropriate incentives to these executives to maximize the Company’s long-term financial results for the benefit of the stockholders. A significant portion of the executive compensation package is comprised of equity-based compensation in order to align the interests of management with those of the stockholders. Individual compensation levels are based not only upon the relative success of the Company, but also upon the duties and responsibilities assumed by each officer, individual performance and their attainment of individual and business unit goals.

During fiscal 2006, the Compensation Committee conducted a detailed review and analysis of its compensation plans, agreements and policies. In connection with that review, the Committee hired an outside independent consultant who compared the Company’s compensation policies for officers with those of other public companies. Based on the Committee’s review and analysis, certain changes were implemented.

Base Salary. The salary levels for the Company’s executive officers for the fiscal year ended January 28, 2006, including the salary of Mr. Newsome as Chief Executive Officer and Chairman of the Board, are based upon individual performance and responsibility, as well as the salary levels paid by other similarly situated sporting goods and specialty retail companies. Based upon a review of such companies, the base salary levels approved by the Board of Directors are generally lower than the average salary levels of such companies.

Cash Bonuses. The Company’s cash bonus program is designed to provide short-term incentive compensation to the Company’s officers based upon pre-established performance goals for both the Company and each officer. The Compensation Committee determines the amounts of annual bonus awards for each officer based upon Company and individual performance. For the fiscal year ended January 28, 2006, the Compensation Committee approved the payment of cash bonuses to executive officers of the Company, which bonuses ranged from approximately 65% of annual base salary to approximately 89% of annual base salary and were based upon the standards described above, with certain emphasis on individual contribution to the success of the Company during the year and on the performance of those aspects of the Company’s business for which each officer has responsibility.

Stock Options. The Equity Plans provide for grants of stock options to the Company’s key employees. The payment of equity-based compensation to the Company’s officers under the Equity Plans is designed to focus their attention on the enhancement of stockholder value. During fiscal 2006, options to purchase a total of 327,315 shares of the Company’s common stock at an average exercise price of $24.05 were granted under the 1996 Stock Option Plan and 2005 Equity Incentive Plan to 153 employees, including a grant of 160,504 options to a total of five executive officers. Options granted under the 1996 Plan and the August 18, 2005 grant under the 2005 Incentive Plan, vest over a five-year period, in equal installments, beginning on the first anniversary of the grant date. All other options granted under the 2005 Incentive Plan vest over a four-year period, in equal installments, beginning on the first anniversary of the grant date.

The awards granted to the Company’s officers in fiscal year 2006 represent the Company’s desire to align the interests of these individuals with the interests of the Company’s stockholders and to provide incentives to these individuals to enhance the Company’s growth and success. The size of the awards to individual executive officers was determined by the Compensation Committee based upon a subjective assessment of each officer’s performance and individual contribution to the Company, his or her position and level of responsibility and other factors.

Other Equity-Based Compensation. With the adoption of the 2005 Equity Incentive Plan, the Company is allowed to grant a variety of awards including stock options, stock appreciation rights, performance units, and restricted and other stock. During fiscal 2006, the Company awarded 29,100 restricted stock units to a total of four executive officers. Restricted stock units granted in fiscal 2006 cliff vest on the fifth anniversary of the date of grant. In conjunction with the implementation of FASB 123-R, the Compensation Committee has increased the percentage of equity-based compensation attributable to restricted stock units. The Committee also provided for accelerated vesting of equity awards previously granted under the Company’s employee equity plans in the event of retirement, death or disability. The purpose of this action was to unify the treatment of vesting and forfeiture in all employee equity plans in the event of retirement, death or disability of a participant.

Equity Ownership. The Compensation Committee recently implemented minimum equity ownership guidelines for certain officers to better align their incentives with the success of the Company.

Compensation of the Chief Executive Officer and Chairman of the Board. The Compensation Committee reviews and approves the compensation of Michael J. Newsome, the Company’s Chief Executive Officer and Chairman of the Board. For the fiscal year ended January 28, 2006, Mr. Newsome earned compensation comprised of each of the components of the Company’s executive compensation program described above. In evaluating the compensation of Mr. Newsome, the Compensation Committee considered not only the salaries of the chief executive officers of comparably sized retail companies with similar sales volume and number of stores, but also the importance of Mr. Newsome’s influence on the continued financial growth and success of the Company in the future. The Compensation Committee believes that compensation under the various plans, both for Mr. Newsome and for the other executive officers, brings the total potential compensation to appropriate levels relative to their positions and levels of responsibility.

On March 9, 2005, the Compensation Committee approved a Retention Agreement with Mr. Newsome to secure his continued employment as an advisor to the Company following his future retirement from the duties of Chief Executive Officer. Such retirement is not currently planned but could possibly occur within several years. On March 8, 2006, the Compensation Committee also approved the purchase of a supplemental health insurance policy for Mr. Newsome and his wife.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly held companies may not deduct compensation paid to Named Executive Officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation” such as stock option grants, annual bonus and performance shares. The Company has taken steps to provide that these exceptions will apply to a majority of the compensation paid to its Named Executive Officers, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. In this regard, if the stockholders of the Company approve Proposal No. 3 herein concerning the Bonus Plan, a majority of the bonus compensation paid to such Named Executive Officers under the Bonus Plan are expected to qualify as performance-based compensation and be deductible for federal income tax purposes under Section 162(m). If the stockholders of the Company do not approve the Bonus Plan, bonuses paid to such Named Executive Officers will be discretionary and may not be deductible by the Company to the same extent.

Future Planning

The Compensation Committee has the authority to engage the services of outside advisors and during 2006 directly engaged a human resources consulting firm to provide executive compensation benchmarking. The Compensation Committee also concurred in the board’s adoption of the 2006 Executive Officer Cash Bonus Plan, in order to give the Company maximum flexibility in compensation to its executive officers. Upon approval by the stockholders, this plan would allow the Company to award such officers with cash incentive bonuses while still protecting the deductibility of the compensation to the Company under the Code.

Submitted by the members of the Compensation Committee of the Company's Board of Directors.

/s/ Ralph T. Parks, Chairman	/s/ Carl Kirkland	/s/ Alton E. Yother

The Report on Executive Compensation shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company’s Annual Report to Stockholders or its Annual Report on Form 10-K.

EQUITY COMPENSATION PLAN INFORMATION

Options to purchase common stock have been granted to employees and non-employee directors under our stock-based equity plans. The following table summarizes the number of stock options issued, the weighted-average exercise price and the number of securities remaining to be issued under our existing equity compensation plans, including the 1996 Stock Option Plan, the 2005 Equity Incentive Plan, the Employee Stock Purchase Plan, the 2003 Stock Plan for Outside Directors and the Director Deferred Compensation Plan, as of January 28, 2006. At the 2006 Annual Meeting, the stockholders will vote on an equity plan to replace our existing plan for non-employee outside directors. (See pages 21 - 23 for details.)

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,644,453	$12.48	1,674,265
Equity compensation plans not approved by security holders	--	--	--
TOTAL	1,644,453	$12.48	1,674,265

OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Certain Relationships and Related Transactions

The Company has entered into a sublease agreement (“Sublease Agreement”) with Books-A-Million, Inc. (“Books-A-Million”), a book retailer, whose Chairman of the Board, Clyde B. Anderson, is on the Company’s Board of Directors, pursuant to which the Company will sublease certain real estate from Books-A-Million in Florence, Alabama for one of its stores. The term of the Sublease Agreement expires in June 2008. Under the Sublease Agreement, the Company will make annual lease payments to Books-A-Million of approximately $191,000. We believe that the terms of this transaction is comparable to, or more favorable to, the Company than the terms that would have been obtained in an arms’ length transaction with an unaffiliated party.

Mr. Yother is an Executive Vice President and the principal accounting officer of Amsouth Bank, one of the banks which participates in the Company’s credit facility. During fiscal 2006, the Company had no debt outstanding and incurred no interest expense related to its credit facility.

The Board of Directors has determined that neither relationship described above prejudices the independence of these directors and does not violate the definition of independence or other listing standards of the NASDAQ Stock Market. The Company did not have any loans or other extensions of credit outstanding to any of its directors or executive officers during fiscal year 2006.

Employment Agreements

The Company has an employment agreement with our President, Brian Priddy, dated August 1, 2005, which has been filed as an exhibit to prior filings with the SEC on Form 10-K and Form 10-Q. The agreement provides for the payment of a base salary as well as his eligibility to participate in the Company’s annual bonus and equity incentive plans. The agreement also provides a severance clause in the event of termination without cause within the first two years of employment.

There are currently no employment agreements in force between the Company and Ms. Pryor or Messrs. Newsome, Rosenthal or Smith. On March 9, 2005, we entered into a Retention Agreement with Mr. Newsome to secure his continued employment as an advisor to the Company following his future retirement from the duties of Chief Executive Officer. Such retirement is not currently planned but could possibly occur within several years.

Compensation Committee Interlocks and Insider Participation

No present or former officer of the Company or its subsidiaries serves as a member of the Compensation Committee. During fiscal year 2006, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company’s Board of Directors and/or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that executive officers and directors of the Company file reports of stock ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Based solely on a review of copies of Forms 3, 4 and 5 for the year ended January 28, 2006, the Company believes that during the period ended January 28, 2006, all filing requirements were complied with by its executive officers and directors, as well as other Section 16 officers, except for the following:

Name	Form	Due Date	Date Filed	Activity
Charles W. Adams	4	June 3, 2005	June 9, 2005	Employee Option Exercise
Michael J. Newsome	4	June 2, 2005	August 22, 2005	Employee Option Grant
Gary A. Smith	4	June 2, 2005	August 22, 2005	Employee Option Grant
Cathy E. Pryor	4	June 2, 2005	August 22, 2005	Employee Option Grant
Charles W. Adams	4	June 2, 2005	August 22, 2005	Employee Option Grant
Michael S. Myers	4	June 2, 2005	August 22, 2005	Employee Option Grant
Jeffry O. Rosenthal	4	June 2, 2005	August 22, 2005	Employee Option Grant

AUDIT MATTERS

Independent Registered Public Accounting Firm

The firm of KPMG LLP has been selected by the Audit Committee to be the Company’s independent auditors for fiscal year 2007. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Fees Paid to KPMG LLP

The table below shows the aggregate fees billed by our principal auditors for professional services rendered in connection with the audit of our annual consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 28, 2006 and January 29, 2005, and the review of our quarterly consolidated financial statements set forth in our Quarterly Reports on Form 10-Q for each of our quarters during the two fiscal years then ended, as well as fees paid to our principal accountants for audit-related work:

	2006	2005
Audit Fees	$299,000	$409,250
Audit Related Fees	29,870	33,200
Tax Fees	--	--
All Other Fees	--	--
Total KPMG LLP Fees	$328,870	$442,450

Audit Fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, including the audit of the internal controls over financial reporting, the review of our quarterly consolidated financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit Related Fees represent fees for assurance and related services that are traditionally performed by the independent auditor including fees related to employee benefit plan audits and special procedures required to meet certain regulatory requirements.

Tax Fees typically include fees in the areas of tax compliance, tax planning and tax consultation. The Company generally does not request such services from the independent auditor.

Other Fees would include consulting services, including services in connection with implementing, operating or supervising the operation of any information system that aggregates source data underlying the consolidated financial statements or generates information that is significant to the Company’s consolidated financial statements taken as a whole. We did not engage our principal auditors to provide any such professional services.

The Audit Committee has determined that the services rendered by our principal accountants during our most recent fiscal year are compatible with maintaining their independence. Our auditors did not perform any services that were not related to their audit function.

The Audit Committee is directly responsible for determining the compensation of the independent auditors and has established pre-approval policies and procedures for all KPMG LLP work. All audit work performed by KPMG LLP is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by KPMG LLP in advance of the commencement of such work. In 2006, all fees paid to KPMG LLP were approved by our Audit Committee in advance of the performance of work by KPMG LLP, and no fees were approved after the services were rendered by our principal accounting firm.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of the NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors which is available at www.hibbett.com under “Investor Relations.”

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting included in the annual report on Form 10-K with management and with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements and such other matters as are required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committee,” as amended.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and our Company. The Audit Committee received all written disclosures and letters from KPMG LLP required by Independence Standards Board’s Standard No. 1 and discussed with KPMG LLP the independence of KPMG LLP. The Audit Committee also considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audits and all matters required to be discussed under Statement of Auditing Standard No. 90. The committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of our financial reporting.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee of the Company’s Board of Directors.

/s/ Alton E. Yother, Chairman	/s/ Ralph T. Parks	/s/ Thomas A. Saunders, III

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG HIBBETT SPORTING GOODS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ RETAIL TRADE INDEX

The following graph compares the percentage change in the Company’s cumulative total stockholder return on its common stock against a cumulative total return of the NASDAQ Composite Index and the NASDAQ Retail Trade Index. The graph below outlines returns for the period beginning on January 31, 2001 to January 28, 2006. The Company has not paid any dividends. Total stockholder return for prior periods is not necessarily an indication of future performance.

COMPANY/INDEX	Base Period Jan. '01	Jan. '02	Jan. '03	Jan. '04	Jan. '05	Jan. '06
HIBBETT SPORTING GOODS, INC.	100.00	88.57	93.60	203.93	253.77	452.21
NASDAQ STOCK MARKET (U.S.)	100.00	71.63	50.03	78.03	78.06	88.09
NASDAQ RETAIL TRADE	100.00	114.54	107.27	175.61	206.00	218.48

PROPOSAL NUMBER 1

ELECTION OF DIRECTOR

At the 2006 annual meeting of stockholders, the term of our Class I director is expiring. The director is Alton E. Yother. The Board of Directors proposes the election of Mr. Yother at the 2006 annual meeting of stockholders. If so elected, this Class I director will hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2009 and until his successor is elected and qualified. Proxies may not be voted for a greater number of persons than the nominee named herein.

All other directors will continue in office following this annual meeting and their terms will expire in 2007 (Class II) and 2008 (Class III). Officers are appointed by the board.

The nominee has indicated his willingness to serve as director. If a nominee becomes unable to stand for election, the persons named in the proxy will vote for any substitute nominee proposed by the Board of Directors.

Vote Required

A director will be elected, so long as a quorum is present, if he receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT

YOU VOTE “FOR” THE NOMINEE FOR DIRECTOR.

PROPOSAL NUMBER 2

APPROVAL TO ADOPT THE 2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN

The Board of Directors (the “Board”) has adopted, subject to stockholder approval, the Hibbett Sporting Goods, Inc. 2006 Non-Employee Director Equity Plan (“NDEP”), which is intended to replace our existing 1996 Stock Plan for Outside Directors (“Old Plan”), under which we currently grant options to non-employee outside directors. The Old Plan has a term of ten years and expires this year.

As a result of the expiration of the Old Plan, the Board has adopted the Non-Employee Director Equity Plan under which 500,000 shares will become available for issuance. As of April 1, 2006, approximately 173,000 shares remain available for issuance under the Old Plan and these shares will be rolled into the NDEP.

The new plan permits us to grant an expanded variety of equity awards including options, stock appreciation rights, restricted stock units, restricted stock and other stock. Like the Old Plan, the NDEP’s purpose is to promote our interests and the interests of our stockholders by attracting and retaining qualified and experienced individuals for service as Non-Employee Directors, and to motivate these individuals to exercise their best efforts on the Company’s behalf.

ADMINISTRATION. The plan is administered by the Company’s Board of Directors (the "Board"). The Board is authorized to, among other things:

•	determine those non-employee directors who will be granted awards;
•	determine whether, and to what extent, awards may be transferable by the holder;
•	determine the amount and type of award to be granted to each non-employee director;
•	determine the terms and conditions of awards granted under the NDEP; and
•	make all other determinations necessary or advisable to administer the plan.

STOCK OPTIONS. Options to purchase shares of common stock granted under the NDEP will be non-qualified stock options and subject to a written award agreement. The purchase price of common stock covered by an option may not be less than 100% of the fair market value of the common stock on the date of the option grant. On April 3, 2006, the closing price of the common stock was $32.01 per share. Options may be exercised only at such times as may be specified by the Board in the non-employee director’s award agreement. If the option so provides, a director exercising an option may pay the purchase price through cash payments, by the delivery of shares of stock, or by such other methods of exercise as may be approved by the Board from time to time.

STOCK APPRECIATION RIGHTS. The Board may award stock appreciation rights alone or in tandem with stock options, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender all or a portion of his unexercised stock appreciation right and receive in exchange an amount equal to the excess of (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right over (ii) the fair market value of the common stock on the date of grant. The payment may be in cash or shares of stock. The Board may limit the amount that can be received when a stock appreciation right is exercised.

Repricing of options and stock appreciation rights after the date of grant is not permitted.

RESTRICTED STOCK. Restricted stock issued pursuant to the NDEP is subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the plan, and (ii) if a holder of restricted stock does not meet the required service period or does not meet other criteria specified in the Award Agreement, such holder will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed. The Board establishes as to each share of restricted stock issued under the NDEP the terms and conditions upon which the restrictions on such shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the recipient.

STOCK UNITS AND RESTRICTED STOCK UNITS. The Board may award non-employee directors either the right to receive shares in the future or the right to receive restricted stock in the future. Any such awards are subject to conditions, restrictions and contingencies as the Board may determine.

AWARD LIMITS. Subject to adjustments that the Board may make upon future stock splits, share dividends and certain other transactions:

•	The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted relating to Restricted Stock and Restricted Stock Units shall be 500,000 shares.

•	Non-Employee Directors will receive an Option to purchase no more than 15,000 shares of Common Stock upon election or appointment to the Board.
•

Each Non-Employee Director serving as a director on the last business day of the Company’s fiscal year shall receive an Option to purchase no more than 10,000 shares of Common Stock. Each Non-Employee Director serving as a director on the last day of the Company’s fiscal year who was initially elected to the Board after the first day of such fiscal year shall receive an Option to purchase shares of Common Stock equal to no more than 10,000 multiplied by a fraction, the numerator of which shall be the number of calendar days that have elapsed between the date of his or her election and the last day of such fiscal year, and the denominator of which shall be 365.

The Board is empowered to set initial and annual awards at amounts less than the maximum levels described above. In April 2006, it was determined that for the fiscal year ending February 3, 2007 and until the Board decides otherwise, Eligible Directors will be granted an option to purchase 10,000 shares upon appointment and receive an annual option to purchase 5,000 shares.

ELIGIBLE DIRECTORS. All Non-Employee Directors selected by the Board are eligible to participate in the plan. As of April 1, 2006, the Company had five (5) Non-Employee Directors.

OTHER TERMS AND CONDITIONS. Generally, awards may only be transferred upon death, but the Board may provide for broader transferability in the award agreement. The Board also has the authority to determine the vesting and expiration of the awards.

SHARES TO BE ISSUED UNDER THE PLAN. The maximum number of shares of our common stock that may be granted as awards under the NDEP is 500,000, plus any shares available for future awards under the Old Plan, which terminates on June 1, 2006. (As of April 1, 2006, there were approximately 173,000 shares issuable under the Old Plan.) The Board may, however, adjust this maximum amount to account for any future stock split, reverse stock split, stock dividend, combination, or reclassification of common stock or any similar transaction effected for which we do not receive any payment. When an award is forfeited or lapses, including awards under the old plan, the shares subject to that award become available for future awards under the new plan. Also, shares tendered in payment for the exercise price or the related withholding obligation will increase the number of shares available for awards under the plan. No awards may be made after June 1, 2016, the tenth anniversary of the effective date of the plan.

CHANGE OF CONTROL. In the event of a change of control of the Company, the Board has discretion to accelerate the vesting or exercisability of any awards and to cash-out any and all outstanding awards, subject to limitations imposed by the Internal Revenue Code. The Board also has the right to substitute or assume awards in connection with mergers, reorganizations, or other transactions.

AMENDMENT. The Board may amend or terminate the NDEP at any time. We must obtain stockholder approval for any change that would require such approval under listing standards of the NASDAQ Stock Market and any regulatory or tax requirement with which the Board desires to comply. However, no rights under an outstanding award may be impaired by such action without the consent of the holder.

Text of the Plan

The preceding summary of the NDEP is qualified in its entirety by reference to the complete text of the plan which is set forth in Appendix A to our proxy statement as filed with the Securities and Exchange Commission. Our filings with the SEC may be found through our corporate website at www.hibbett.com under the heading “Investor Relations.”

United States Federal Income Tax Consequences Of Awards Under the NDEP

The Federal income tax consequences of participation in the NDEP we are submitting for approval are complex and subject to change. The following discussion, which has been prepared by our counsel, the law firm of Williams Mullen, is only a summary of the general rules applicable to the plan, not a complete description of the Federal income tax aspects. The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the plan. Participants should consult their own tax advisors since a taxpayer's particular situation could result in some variation of the rules described below.

NON-QUALIFIED OPTIONS. The grant of a non-qualified option ("NQO") will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

STOCK APPRECIATION RIGHTS. The grant of a SAR will not result in taxable income to the participant. Upon exercise of a SAR, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

RESTRICTED AND OTHER STOCK. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have the income recognized and measured at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date. If a Section 83(b) election is made, the Company will be entitled to a corresponding deduction at the time of grant.

A participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for Federal income tax purposes (for example, bonus stock) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction.

Benefits to Outside Directors

All of the shares available for issuance under the NDEP will be allocated to non-employee directors. This amount is equal to 500,000 shares of Common Stock, plus any shares available under the Old Plan at the time it terminates. No awards under the NDEP may be made to executive officers or other Company employees.

See "Director Compensation" on page 6 for detailed information on awards to outside directors under the Company's Stock Option Plan for Outside Directors during the most recent fiscal year.

Vote Required

The Non-Employee Director Equity Plan will be adopted, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVING THE 2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN.

PROPOSAL NUMBER 3

APPROVAL TO ADOPT THE 2006 EXECUTIVE OFFICER CASH BONUS PLAN

The Board of Directors (the “Board”) has adopted, subject to stockholder approval, the Hibbett Sporting Goods, Inc. 2006 Executive Officer Cash Bonus Plan (“EOCBP”). This plan is intended to enhance the Company’s ability to attract and retain highly qualified executives by providing additional financial incentives to such executives to promote the success of the Company.

ADOPTION. Subject to the approval of the plan by the stockholders of the Company, the EOCBP shall be effective for the fiscal year of the Company commencing January 29, 2006 and shall continue in effect until the end of the fiscal year of the Company commencing in 2016, unless earlier terminated, as defined.

PURPOSE. The purpose of the EOCBP is to enhance the Company’s ability to attract and retain highly qualified executives and to provide additional financial incentives to those executives to promote our Company’s success. The EOCBP is also intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

PERFORMANCE GOALS. Achievement of goals relating to the following measures, to be set by the Compensation Committee in connection with any particular award, shall be necessary for the payment of bonuses under the EOCBP:

•	sales increases (including comparable store sales);
•	profits and earnings (including operating income and EBITDA);
•	cash flow;
•	stockholder value; or
•	financial condition or liquidity.

Such goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share) or as returns on any of the foregoing measures over a period of time.

ADMINISTRATION. The Compensation Committee of the Board of another committee (consisting of at least two directors, each of whom shall be an “outside director” within the meaning of Section 162(m)) appointed by the Board will administer the EOCBP. In administering the plan, the Committee will have full power and authority to interpret the terms and provisions of the plan and to establish, adjust, pay or decline to pay bonuses under the plan.

ELIGIBLE EXECUTIVES. Participation in the plan will be limited to “Eligible Executives,” which is defined as the Company’s Chief Executive Officer and any other executive officer designated by the Compensation Committee. Currently, there are five executive officers of the Company – Michael J. Newsome, Brian N. Priddy, Cathy E. Pryor, Jeffry Rosenthal and Gary A. Smith. No non-employee director of the Company or non-executive officer employee will be entitled to participate in, or otherwise receive benefits under, the plan.

ESTABLISHMENT OF TARGET BONUSES. Within 90 days after the end of each fiscal year, the Compensation Committee will designate those Eligible Executives who are to be participants in the plan for that fiscal year and will specify the terms and conditions for the determination and payment of any “Incentive Bonus” to each of those participants. The maximum Incentive Bonus that may be payable to any Eligible Executive under the EOCBP for any fiscal year will be $1 million. The Compensation Committee may condition the payment of an Incentive Bonus upon the satisfaction of such objective or subjective standards that the Committee determines to be appropriate. The EOCBP contains special provisions for designating additional Eligible Executives for participation in the plan after such 90-day period and determining the amount of their maximum Incentive Bonuses.

COMMITTEE CERTIFICATION AND DETERMINATION OF INCENTIVE BONUSES. As soon as practicable after the end of each fiscal year, the Compensation Committee will certify in writing whether the stated performance goal has been met and will determine the amount of the Incentive Bonus to be paid to each plan participant. In determining that amount, the Committee will consider the target bonuses established at the beginning of the year, the degree to which the established standards were satisfied and any other objective or subjective factors it deems appropriate and may reduce the amount of, or eliminate altogether, any Incentive Bonus that would otherwise be payable.

PAYMENT OF INCENTIVE BONUSES. Following the Compensation Committee’s determination of the Incentive Bonuses to be paid, those Incentive Bonuses will be paid in cash (subject to any election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus or the payment of all or a portion of his or her Incentive Bonus in some form other than cash).

DURATION AND AMENDMENT. If stockholders approve the EOCBP, it will continue in effect until the end of the Company’s fiscal year beginning in 2016. The Board, however, may suspend or terminate the EOCBP at any time. In addition, the Board may amend the Plan from time to time as it deems advisable, except that, without the approval of the Company’s stockholders, the Board may not amend the plan to (a) increase the maximum amount of Incentive Bonus that may be paid or otherwise materially increase the benefits accruing to any Eligible Executive under the Plan, (b) materially modify the eligibility requirements for participation in the plan or (c) change the material terms of the stated performance goal.

REASONS FOR THE PROPOSAL. Generally, Section 162(m) of the Internal Revenue Code prevents a company from receiving a federal income tax deduction for compensation paid to a “Named Executive Officer” in excess of $1 million for any year, unless that compensation is performance-based. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by the company’s stockholders. The Board believes that it is desirable and in the best interests of the Company and its stockholders that the cash bonuses to be paid to its executive officers be deductible for federal income tax purposes and, accordingly, has structured the EOCBP to satisfy the requirements of Section 162(m) for “performance-based” compensation. The Board also believes that the plan serves the Company’s interests by focusing management’s attention on the achievement of those goals that the Board, through the Compensation Committee, determines to be strategically and operationally important for the Company.

If the stockholders do not approve the EOCBP, we expect that any bonuses for fiscal 2007 and subsequent years for executive officers would be discretionary and that such bonuses would not be deductible under Section 162(m) to the extent that (when combined with other non-exempt compensation) they exceed the limit set forth in that section.

Text of the Plan

The preceding summary of the EOCBP is qualified in its entirety by reference to the complete text of the plan which is set forth in Appendix B to our proxy statement as filed with the Securities and Exchange Commission. Our filings with the SEC may be found through our corporate website at www.hibbett.com under the heading “Investor Relations.”

United States Federal Income Tax Consequences of Awards Under the EOCBP

The Federal income tax consequences of participation in the EOCBP we are submitting for approval are complex and subject to change. The following discussion, which has been prepared by our counsel, the law firm of Williams Mullen, is only a summary of the general rules applicable to the plan, not a complete description of the Federal income tax aspects. The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the plan. Participants should consult their own tax advisors since a taxpayer’s particular situation could result in some variation of the rules described below.

A participant in the Executive Officer Cash Bonus Plan will be taxed at ordinary income rates on a cash bonus in the year received. Generally, the Company will receive a federal income tax deduction corresponding to the amount included in the participant’s income in the same year.

The Company’s deductions should not be subject to the limitations of Section 162(m) of the Internal Revenue Code because the intent of the Executive Officer Cash Bonus Plan is to permit grants of “performance-based compensation” which will not be subject to the limitation on deductibility contained in Section 162(m).

Any acceleration of the vesting or payment of awards under the plan in the event of a change of control of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company.

Neither the Board nor the Committee nor any Eligible Executive shall take any action (or omit to take any action) that would, in the opinion of the Board, cause the EOCBP to become a “nonqualified deferred compensation plan” as defined in Section 409A of the Code.

Benefits to Executive Officers

Awards under the Executive Officer Cash Bonus Plan are made at the Compensation Committee’s discretion and are based on the Company’s performance. Accordingly, it is not possible to determine at this time the amount of the awards that will be paid for the current fiscal year, the amount of any awards that would have been paid in any prior fiscal year had the plans then been in effect, or the amount of future awards under the plan. See “Executive Compensation” on page 11 for detailed information on awards to certain executive officers under the Company’s existing incentive plans during the most recent fiscal year.

Vote Required

The Executive Officer Cash Bonus Plan will be adopted, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVING THE 2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN.

PROPOSAL NUMBER 4

APPROVAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION

The Board recommends that the stockholders approve an amendment to Section IV of the Certificate of Incorporation, which will increase from 50,000,000 to 80,000,000 the number of shares of Common Stock that the Company may issue bringing to 81,000,000 the total number of shares of authorized stock. Upon approval by the Company’s stockholders, Section IV of the Company’s Certificate of Incorporation will be amended by revising the section to read as follows:

The total number of shares of stock which the Corporation shall have authority to issue is 81,000,000, consisting of 80,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).

The Board of Directors believes that it is in the best interest of the Company and its stockholders to have additional Common Stock authorized that would be available for issuance for general corporate purposes, including declaring stock splits and stock dividends, and raising capital to support business expansion, acquisitions or other developments which might make the issuance of additional Common Stock desirable. If approval of an increase in the Company’s authorized Common Stock is postponed until a specific need arises, the delay and expense incident to obtaining approval of the stockholders at that time could impair the Company’s ability to meet its objectives. If an increase in the Company’s authorized Common Stock is approved, no further action or approval by the stockholders would be necessary prior to the issuance of the additional shares unless applicable laws or regulations or the rules of any stock exchange on which the Company’s securities may then be listed required such action or approval. As of April 21, 2006, there were 35,977,257 shares of Common Stock issued and 32,415,357 shares of Common Stock outstanding. In addition, we have granted 5,241,012 awards to purchase our common stock pursuant to our stock-based equity plans and have reserved an additional 1,468,971 shares of common stock for issuance upon the exercise of additional awards that may be granted pursuant to our stock plans.

The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

The amendment authorizing the increase in the authorized shares of Common Stock will amend Section IV of the Company’s Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

AMENDING THE COMPANY’S CERTIFICATE OF INCORPORATION.

OTHER BUSINESS

The Company’s Board of Directors knows of no other matters to be brought before the meeting other than as described in this Proxy Statement. However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, Michael J. Newsome and Gary A. Smith, will vote in accordance with their best judgment on such matters.

GENERAL INFORMATION ABOUT VOTING

A quorum of stockholders is necessary to hold a valid meeting. If a majority of the outstanding shares of common stock that are entitled to vote are present, in person or by proxy, a quorum will exist. Abstentions and broker non-votes (described below) are counted for establishing a quorum.

On certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of directors (Proposal 1). In instances where brokers are prohibited from exercising discretionary authority, brokers will not vote the shares of beneficial owners who fail to provide instruction (so-called “broker non-votes”). These shares are not included in the vote totals and, therefore, have no effect on the vote. At the 2006 annual meeting, we believe brokers will be prohibited from exercising discretionary authority with respect to approving the 2006 Non-Employee Director Equity Plan (Proposal 2) and approving the 2006 Executive Officer Cash Bonus Plan (Proposal 3).

Broker non-votes will not be counted as votes "for" or "against" any proposal and will not affect the outcome with respect to any matter to be voted on. Any abstention or vote withheld will have the same effect as a vote against a nominee or proposal.

If no specification is made on a properly executed proxy form, the proxies will vote for the election of the nominee for Director (Proposal 1) and in favor of the approval of the 2006 Non-Employee Director Equity Plan (Proposal 2), approval of the 2006 Executive Officer Cash Bonus Plan (Proposal 3) and approval of the Amendment to the Company’s Articles of Incorporation (Proposal 4).

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL

MEETING OF STOCKHOLDERS

In accordance with Rule 14a-8 of the Securities and Exchange Commission, we are not required to include any proposal by a stockholder in the proxy statement and proxy form for the 2007 annual meeting of stockholders unless we receive the proposal at our executive offices, 451 Industrial Lane, Birmingham, Alabama 35211, on or before January 11, 2007. If a stockholder desires to bring before the company’s 2007 annual meeting of stockholders a proposal that is not submitted for inclusion in our proxy statement in accordance with Rule 14a-8, notice of the proposal must be received by the Company at least 45 days before the one-year anniversary of the date of mailing of this Proxy Statement in order for such notice to be considered timely for purposes of SEC Rule 14a-4(c). We expect to mail this Proxy Statement beginning on or about May 1, 2006, in which case we would have to receive such notice by March 10, 2007 for it to be considered timely under Rule 14a-4(c). The proxies we solicit for next year’s annual meeting may confer discretionary authority to vote on any stockholder proposals that were not submitted in a timely manner, and no description of such proposals will be included in the proxy statement for that meeting.

SOLICITATION OF PROXIES

The company will bear cost of this solicitation of proxies. In addition to solicitation by mail, our directors, officers and other employees may solicit proxies personally or by telephone or other means of communication. We will request certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of the company held of record by such persons, and we will reimburse reasonable forwarding expenses.

Householding

In some cases, only one proxy statement is being delivered to multiple stockholders sharing an address unless the company has received contrary instructions from one or more of the stockholders. Upon written or oral request, we will deliver a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. A stockholder can notify the company’s Investor Relations department at the above address that he or she wishes to receive a separate copy of the proxy statement in the future, or alternatively, that he or she wishes to receive a single copy of the materials instead of multiple copies.

ANNUAL REPORT AND 10-K REPORT

This Proxy Statement is being mailed together with our Annual Report on Form 10-K to stockholders for the fiscal year ended January 28, 2006, as filed with the Securities and Exchange Commission. The exhibits to the Form 10-K will be furnished upon request and payment of the cost of reproduction. Such written request should be directed to Investor Relations, 451 Industrial Lane, Birmingham, Alabama 35211. Our SEC filings are also available on our website at www.hibbett.com under the heading “Investor Information.”

By order of the Board of Directors

/s/ Maxine B. Martin
Maxine B. Martin
Secretary

Hibbett Sporting Goods, Inc.	VOTE BY TELEPHONE
c/o Stock Transfer Department	Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
Post Office Box 105649
Atlanta GA 30348

VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy In the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

If you vote by telephone or over the Internet, do not mail your proxy card.

Proxy card must be signed and dated below.

Please fold and detach card at perforation before mailing.

HIBBETT SPORTING GOODS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2006.

The undersigned hereby constitutes and appoints Michael J. Newsome and Gary A. Smith, or either of them, with full power of substitution in each, proxies to vote all shares of Common Stock of Hibbett Sporting Goods, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the principal executive offices of Hibbett Sporting Goods, Inc., 451 Industrial Lane, Birmingham, Alabama 35211, on Wednesday, May 31, 2006, and at all adjournments thereof, as indicated on the reverse.

Dated: _________________________________________, 2006

Signature

Signature

IMPORTANT: Please sign this Proxy exactly as your name or names appear hereon. If shares are held by more than one owner, each much sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

Please fold and detach card at perforation before mailing.

HIBBETT SPORTING GOODS, INC.	PROXY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEE AND “FOR” PROPOSALS #2, #3 AND #4.

1. Election of Class I Director, Nominee:

(1)	Alton E. Yother

[ ]	FOR the nominee listed above	[ ]	WITHHOLD AUTHORITY to vote for the nominee listed above

2. To adopt the Hibbett Sporting Goods, Inc.’s 2006 Non-Employee Director Equity Plan as more fully set out under “Proposal No. 2”.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3. To adopt the Hibbett Sporting Goods, Inc.’s 2006 Executive Officer Cash Bonus Plan as more fully set out under “Proposal No. 3”.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

4. To adopt an amendment to Hibbett Sporting Goods, Inc.’s Articles of Incorporation as more fully set out under “Proposal No. 4”.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

(CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

APPENDIX A.

HIBBETT SPORTING GOODS, INC.

2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN

1. Purpose of the Plan

The purpose of the Plan is to promote the interests of the Company by attracting and retaining qualified and experienced individuals for service as Non-Employee Directors, and to motivate these individuals to exercise their best efforts on the Company’s behalf.

2. Definitions

2.1	“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit under the Plan.

2.2

“Award Agreement” means the agreement or agreements between the Company and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award, if any.

2.3	“Board” means the Board of Directors of the Company.

2.4

“Change in Control” means any of the following described in clauses (a) through (d) below: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction.

2.5	“Code” means the Internal Revenue Code of 1986, as amended.

2.6	“Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 9.

2.7	“Company” means Hibbett Sporting Goods, Inc., a Delaware corporation, and any successor thereto.

2.8

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

2.9	“Fair Market Value” as of any date shall be determined in accordance with the following rules:

(a)

If the principal market for the Common Stock is a national securities exchange or the NASDAQ Stock Market, then the “Fair Market Value” as of that date shall be the closing sale price of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on the trading day immediately preceding such date.

(b)

If sales prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service or on a reasonable basis using actual transactions in such Common Stock as reported in such market and consistently applied.

(c)

If the day is not a business day, and as a result, paragraphs (a) and (b) next above are inapplicable, the Fair Market Value of the Common Stock shall be determined as of the next earlier business day. If paragraphs (a) and (b) next above are otherwise inapplicable, then the Fair Market Value of the Common Stock shall be determined in good faith by the Board.

2.10	“Holder” means a Non-Employee Director who receives an Award.

2.11

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Board on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant if an SAR shall not be less than Fair Market Value on the date of grant. Repricing of SARs after the date of grant is not permitted.

2.12	“1934 Act” means the Securities Exchange Act of 1934, as amended.

2.13	“Non-Employee Director” means a member of the Board who is not an employee of the Company or its subsidiaries.

2.14	“Non-Qualified Option” means an Option not intended to be an incentive stock option as defined in Section 422 of the Code.

2.15	“Option” means the right granted from time to time under Section 6 of the Plan to purchase Common Stock for a specified period of time at a stated price.

2.16	“Plan” means the Hibbett Sporting Goods, Inc. Non-Employee Director Equity Plan herein set forth, as amended from time to time.

2.17	“Restricted Stock” means Common Stock subject to a Restriction Period awarded by the Board under Section 8 of the Plan.

2.18

“Restricted Stock Units” means an Award granted pursuant to Section 9, in the amount determined by the Board, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Award Agreement entitles the holder to receive shares of Common Stock, upon the lapse of any Restriction Period.

2.19

“Restriction Period” means the period during which an Award of Restricted Stock awarded under Section 8 of the Plan or an Award of a Restricted Stock Unit awarded under Section 9 of the Plan is subject to forfeiture and is non-transferable. The Restriction Period shall not lapse with respect to any Restricted Stock or Restricted Stock Unit until any and all conditions, imposed under this Plan or under the Award Agreement, have been satisfied.

2.20

“SAR” means an Award granted pursuant to Section 7, in an amount to be determined by the Board, that in accordance with the terms of an Award Agreement entitles the Holder to receive, with respect to each share of Common stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

3. Eligibility

All Non-Employee Directors are eligible to receive grants of Awards under the Plan.

4. Administration and Implementation of Plan

4.1

The Plan shall be administered by the Board, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Non-Employee Directors to whom Awards will be granted, in determining whether, and to what extent, Awards may be transferable by the Holder, in determining the amount and type of Awards to be granted to each such Non-Employee Director, in determining the terms and conditions of Awards granted under the Plan and in determining the terms of the Award Agreements that will be entered into with Holders. Any interpretation by the Board of the terms and provisions of the Plan and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive for all purposes and upon all Holders.

4.2

The Board’s powers shall also include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, or some combination thereof; to determine whether a Change in control of the Company has occurred; and to determine, in accordance with Section 10, the effect, if any, of a Change in Control of the Company upon outstanding Awards.

4.3	The Board shall have the power to adopt regulation for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Board may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate; provided however, that in the case of amendments adverse to the Holder, the Board must obtain the Holder’s consent to any such amendment, except that such consent shall not be required if, as determined by the Board in its sole discretion, such amendment is required to either (a) comply with Section 409A of the Code or (b) prevent the Holder from being subject to any excise tax or penalty under Section 409A of the Code.

4.4

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Board may allocate all or any portion of its responsibilities and powers to any of its committees or to one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.

5. Shares of Stock Subject to the Plan

5.1

Shares Subject to Plan: Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for the grant of Awards under the Plan shall be equal to the sum of 500,000 shares of Common Stock and any shares of Stock available for future awards under any the Company’s 1996 Stock Plan for Outside Directors, as amended, which shall terminate on the date this Plan becomes effective. Any shares issued hereunder may consist, in whole, or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

5.2	Assumed Plans: Any shares issued by the Company through the assumption or substitution of outstanding grants or shares from an acquired company shall not reduce the shares available under the Plan.

6. Options

Options give a Non-Employee Director the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options granted under the Plan will be Non-Qualified Stock Options and shall be subject to the following terms and conditions:

6.1

Option Grants: Options shall be evidenced by a written Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions or restrictions as the Board shall deem advisable.

(a)

Each Non-Employee Director who is elected or appointed to the Board shall receive, as soon as administratively feasible on or after the date on which the Non-Employee Director takes office, an Option to purchase 15,000 shares of Common Stock.

(b)	Subject to Section 6.1(c), each Non-Employee Director serving as a director on the last business day of the Company’s fiscal year shall receive an Option to purchase 10,000 shares of Common Stock.

(c)

Each Non-Employee Director serving as a director on the last day of the Company’s fiscal year who was initially elected to the Board after the first day of such fiscal year shall receive an Option to purchase shares of Common Stock equal to 10,000 multiplied by a fraction, the numerator of which shall be the number of calendar days that have elapsed between the date of his or her initial election and the last day of the fiscal year (but not to exceed 365), and the denominator of which shall be 365.

(d)

Notwithstanding the foregoing, if, at the time of any grant, there are insufficient shares of Common Stock reserved under the Director Plan in order to make grants to all Non-Employee Directors then scheduled to receive a grant under this Section 6.2, the Options granted at such time to each Non-Employee Director shall be proportionately adjusted.

6.2

Number of Options: All grants of Options under the Plan shall be automatic and non-discretionary with regard to the number and timing of grants as set forth in this Section, provided however that, the Board, in its sole discretion, may act by board resolution to decrease the number of shares of Common stock in any Award provided for in this Section.

6.3

Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Board, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. Repricing of Options after the date of grant is not permitted.

6.4

Term of Options: An Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

6.5

Vesting of Options: The Option may be subject to such terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual Options, as provided in the Award Agreement may vary. Unless otherwise determined by the Board, no Option shall become exercisable until such Option becomes vested.

6.6

Payment of Option Price: The full price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise; provided however that the Board may permit a Holder to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option and remit as soon as practicable to the Company a sufficient portion of the proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, already-owned shares of Common Stock to the Board, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

7. Stock Appreciation Rights

Stock Appreciation Rights give a Non-Employee Director the right to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the SAR’s Initial Value. SARs granted under the Plan shall be subject to the following terms and conditions.

7.1

SAR Awards: SARs shall be evidenced by a written Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions or restrictions as the Board shall deem advisable.

7.2

Number of SARs: All grants of SARs under the Plan shall be made by the Board. The Board will designate each Non-Employee Director to whom SARs are granted and will specify the number of shares of Common Stock covered by each Award.

7.3

Term of SARs: An Award Agreement shall specify when an SAR may be exercisable and the terms and conditions applicable thereto. The term of an SAR shall in no event be greater than ten years. The SAR shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

7.4

Vesting of SARs: The SAR may be subject to such terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual SARs, as provided in the Award Agreement may vary. Unless otherwise determined by the Board, no SAR shall become exercisable until such SAR becomes vested.

7.5

Exercise of SARs: Subject to the provisions of this Plan and applicable Award Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Award Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.6

Settlement of SARs: In accordance with the Agreement, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to a Non-Employee Director, which shares may be subject to forfeiture during a Restriction Period upon the happening of events or other conditions as specified in the Award Agreement. Such an Award of Restricted Stock shall be subject to the following terms and conditions:

8.1

Restricted Stock shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable. At the time of grant of an Award of Restricted Stock, the Board will determine the price, if any, to be paid by the Holder for each share of Common Stock subject to the Award, and such price, if any, shall be set forth in the Award Agreement.

8.2

Unless otherwise provided by the Board, upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Board shall direct that a certificate of certificates representing that number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s), if any, representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject during the Restriction Period and shall be deposited by the Holder together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

8.3

During the Restriction Period the Holder shall have the right to receive the Holder’s allocable share of any cash dividends declared and paid by the Company on its Common Stock and to vote the shares of Restricted Stock.

8.4

The Board may condition the expiration of the Restriction Period upon the Holder’s continued service over a period of time with the Company or upon any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company. Notwithstanding any provision contained herein to the contrary, the Board, in its dole discretion, may grant Awards of Restricted Stock under this Section 8 that are not subject to any Restriction Period.

8.5

At the end of the Restriction Period, if all such conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Board, and any legend described in Section 8.2 that is then no longer applicable, shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). Subject to Section 4, the Board may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

9. Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of a specified number of shares of Common Stock to a Non-Employee Director, which, upon lapse of a Restriction Period as specified in the applicable Award Agreement, shall entitle the Holder to a share of Common Stock to the following terms and conditions:

9.1	Restricted Stock Units shall be evidences by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable.

9.2

During the Restriction Period the Holder shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units until such time as the shares of Common Stock have been so issued.

9.3

The Board may condition the expiration of the Restriction Period with respect to a grant of Restricted Stock Units upon (i) the Holder’s continued service over a period of time with the Company or (ii) any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company.

9.4

At the end of the Restriction Period, if all such conditions have been satisfied, the Holder shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is now free from restriction and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). The Board may, in its sole discretion, accelerate the vesting of Restricted Stock Units.

10. Changes in Capitalization; Changes of Control; Settlement of Awards

10.1

Adjustment for Changes in Capitalization: In the event of a reorganization, recapitalization, stock split, spin-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board may adjust Awards to preserve the benefits or potential benefits of the

Awards. Action by the Board may include: (a) adjustment of the number and kind of shares which may be delivered under the Plan; (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options; and (d) any other adjustments that the Board determines to be equitable provided, however, that an adjustment of any outstanding Option or SAR must satisfy the requirements of Code section 409A.

10.2	Changes in Control: In the event of a Change of Control of the Company, the Board may, on a Holder by Holder basis, take any of the following actions, either singly or in combination:

(a)	accelerate the vesting of all outstanding Options issued under the Plan that remain unvested and terminate the Option immediately prior to the date of any such transaction;

(b)	fully vest and/or accelerate the Restriction Period of any Awards;

(c)	terminate the Award prior to any such Change of Control;

(d)

cancel and/or redeem any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or for which the Award is subject to forfeiture in exchange for a cash payment of an amount determined by the Board;

(e)	require that the Award be assumed by any successor corporation or that awards for shares of other interests in the Company or any other entity be substituted for such Award; or

(f)

take such other action as the Board shall determine to be reasonable under the circumstances provided, however, that no action shall be taken with respect to any Option or SAR that would create a modification, extension or renewal of such Option or SAR, except as may be permitted in applicable Treasury Regulations.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Board in its sole discretion.

10.3

Limitation on Change of Control Payments: Notwithstanding anything in Section 10.2 above to the contrary, if, with respect to a Holder, the acceleration of the exercisability and/or vesting of an Award or the payment of cash in exchange for all or part of an Award as provided in Section 10.2 above (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Holder has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and/or vesting and the payments to such Holder pursuant to Section 9.2 above shall be reduced to the extent or amount as, in the sole judgment of the Board, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

11. Effective Date, Termination and Amendment

The Plan, when it has been approved by the shareholders of the Company, shall become effective on June 1, 2006. The Plan shall remain in full force and effect until the earlier of June 1, 2016, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time. Termination of the Plan pursuant to this Section 10 shall not affect Awards outstanding under the Plan at the time of termination. Amendments to this Plan shall be subject to shareholder approval to the extent such approval is required by applicable law or applicable requirements of any securities exchange or similar entity.

12. Transferability

Except as otherwise permitted by the Board,

(a)	Awards under the Plan are not transferable except as designated by the Holder by will, by the laws of descent and distribution or by a beneficiary form filed with the Company.

(b)

Awards may be exercised or claimed on behalf of a deceased Holder or other person entitled to benefits under the Plan by the beneficiary of such Holder or other person if the Company has a valid designation of such beneficiary on file, or otherwise by the personal legal representative of such Holder or other person.

13. General Provisions

13.1

No Implied Rights: Nothing in the Plan or any Award granted pursuant to the Plan shall be deemed to create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders. Neither a Holder nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Holder shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the Holder any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for the receipt of such rights.

13.2

Settlement of Awards: The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or combination thereof as the Board shall determine. In lieu of issuing a fraction of a share upon any exercise of an Award, the Company will be entitled to pay to the Holder an amount equal to the fair market value of such fractional share. Satisfaction of any obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Board shall determine. The Board may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents.

13.3

Withholding: Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Board may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Board, it its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Holder, through the surrender of shares of Common Stock which the Holder already owns, or through the surrender of shares of Common Stock to which the Holder is otherwise entitled under the Plan.

13.4

Governing Law: To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

13.5

Award Agreement: An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Holder shall be reflected in such form of written documents as is determined by the Board. A copy of such document shall be provided to the Holder, and the Board may, but need not require that the Holder sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Holder signature is required.

13.6

Application of Code Section 409A: Notwithstanding anything in this Plan to the contrary, the Board shall not permit Holder deferrals or elections unless: (a) such deferrals or elections do not cause this Plan to become a “nonqualified deferred compensation plan” as defined in Section 409A of the Code, or (b) such elections or deferrals are made pursuant and subject to a “nonqualified deferred compensation plan” of the Company that is duly designated by the Board and that is structured to avoid constructive receipt under Section 409A of the Code.

END OF APPENDIX A

APPENDIX B.

HIBBETT SPORTING GOODS, INC.

2006 EXECUTIVE OFFICER CASH BONUS PLAN

Hibbett Sporting Goods, Inc., a Delaware corporation (the “Company”) adopts this 2006 Executive Officer Cash Bonus Plan (the “Plan”) for the purpose of enhancing the Company’s ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of the Company and its subsidiaries.

Remuneration payable under the Plan is intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention. This Plan is in addition to other compensatory arrangements or plans established for highly qualified executives by the Compensation Committee.

Section 1. Definitions.       As used herein, the following terms shall have the respective meanings indicated:

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(c)

“Committee” shall mean a committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an “outside director” for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations. The Compensation Committee of the Board shall initially serve as the Committee for purposes of the Plan.

(d)	“Company” shall mean Hibbett Sporting Goods, Inc., a Delaware corporation.

(e)

“Eligible Executive” shall mean the Company’s Chief Executive Officer and each other executive officer of the Company that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) of the Code and Section 1.162-(c)(2) of the Regulations.

(f)	“Incentive Bonus” shall mean, for each Eligible Executive, an annual bonus opportunity amount determined by the Committee pursuant to Section 3 below.

(g)	“Regulations” shall mean the Treasury Regulations promulgated under the Code, as amended from time to time.

Section 2. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish, adjust, pay or decline to pay the Incentive Bonus for each Eligible Executive. Such power and authority shall include the right to exercise discretion to reduce by any amount the Incentive Bonus payable to any Eligible Executive; provided, however, that the exercise of such discretion with respect to any Eligible Executive shall not have the effect of increasing the Incentive Bonus that is payable to any other Eligible Executive.

Section 3. Eligibility. Eligibility under this Plan is limited to Eligible Executives designated by the Committee in its sole and absolute discretion.

Section 4. Awards.

a.

Not later than the 90th day of each fiscal year of the Company, the Committee, in its sole and absolute discretion, shall designate one or more Eligible Executives as participants in the Plan for such fiscal year and shall specify the terms and conditions for the determination and payment of an Incentive Bonus to each such Eligible Executive for such fiscal year. After the end of such 90-day period, the Committee may designate additional Eligible Executives so long as, within 30 days following each such additional designation, the Committee specifies the terms and conditions for the determination and payment of an Incentive Bonus to such additional Eligible Executive.

b.

The Committee shall condition the payment of an Incentive Bonus on the achievement of on or more performance measures, to the extent required by Code Section 162(m). The performance measures that may be used by the Committee for such Incentive Bonus shall be based on the attainment of any performance goals, as selected by the Committee, that are related to (i) sales increases (including comparable store sales), (ii) profits and earnings (including operation income and EBITDA), (iii) cash flow, (iv) shareholder value or (v) financial condition or liquidity. Such goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns on any of the foregoing measures over a period of time. The Committee shall retain the discretion to reduce the amount of any Incentive Bonus that would otherwise be payable to an Eligible Executive (including a reduction in such amount to zero).

c.

The Incentive Bonus payable to an Eligible Executive with respect to any fiscal year shall not exceed $1,000,000 for such fiscal year; provided, however, that the maximum Incentive Bonus payable to any individual who becomes an Eligible Executive after the end of the 90-day period referred to in subsection (a) of this Section shall be reduced on a pro rata basis for the number of days during the fiscal year that the individual was not designated as an Eligible Executive.

Section 5. Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Company, the Committee shall determine whether the stated performance goal has been achieved and the amount of the Incentive Bonus to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing.

Section 6. Payment of Incentive Bonuses. Subject to any election duly and validly made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus, Incentive Bonuses shall be paid in cash at such times and on such terms as are determined by the Committee in its sole and absolute discretion.

Section 7. No Right to Bonus or Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company. The Company expressly reserves any and all rights to discharge any Eligible Executive without incurring liability to any person under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the stated performance goal has been achieved or the individual Incentive Bonus amounts have been determined, the Company shall have no obligation to pay any Incentive Bonus hereunder unless the Committee otherwise expressly provides by written contract or other written commitment.

Section 8. Withholding. The Company shall have the right to withhold, or require an Eligible Executive to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

Section 9. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to an Eligible Executive and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

Section 10. Unfunded Plan. The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. An Eligible Executive’s rights to payment under the Plan shall be limited to those of a general creditor of the Company.

Section 11. Adoption, Amendment, Suspension and Termination of the Plan.

a.

Subject to the approval of the Plan by the holders of the Company’s common stock represented and voting on the proposal at the 2006 Annual Meeting of Company Stockholders, the Plan shall be effective for the fiscal year of the Company commencing January 29, 2006 and shall continue in effect until the end of the fiscal year of the Company commencing in 2016, unless earlier terminated as provided below. Upon such approval of the Plan by the Company’s stockholders, all Incentive Bonuses awarded under the Plan on or after January 29, 2006 shall be fully effective as if the stockholders had approved the Plan on or before January 29, 2006.

b.

Subject to the limitation set forth in this subsection, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that the Board shall not amend the Plan in any of the following respects without the approval of stockholders then sufficient to approve the Plan in the first instance.

(1)	To increase the maximum amount of Incentive Bonus that may be paid under the Plan or otherwise materially increase the benefits accruing to any Eligible Executive under the Plan;

(2)	To materially modify the requirements as to eligibility for participation in the Plan;

(3)	To change the material terms of the stated performance measures.

c.

No Incentive Bonus may be awarded during any suspension or after termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any Incentive Bonus previously awarded under the Plan.

Section 12. Application of Code Section 409A. Notwithstanding anything in this Plan to the contrary, neither the Board nor the Committee nor any Eligible Executive shall take any action (or omit to take an action) that would, in the opinion of the Board, cause this Plan to become a “nonqualified deferred compensation plan” as defined in Section 409A of the Code.

Section 13. Governing Law. The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Delaware, other than the choice of law rules thereof.

END OF APPENDIX B

APPENDIX C.

AUDIT COMMITTEE CHARTER

I.	Purpose

The purpose of the Hibbett Sporting Goods, Inc. Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities for 1) the financial reporting process and the system of internal control, 2) the independent auditor’s qualifications and independence, 3) the performance of the Company’s internal audit function and independent auditors, and 4) the Company’s compliance with legal and regulatory requirements. In connection therewith, the Committee will make regular and timely reports to the Board of the results of its review process as outlined below. The Committee shall foster an environment which encourages open lines of communication and effective working relationships with the Board, management, and independent auditors.

II.	Composition

The Committee will be comprised of at least three members. Committee members will be appointed by the Board, and the Chairman will be elected by the Committee. All members will be both independent and financially literate. At least on member of the Committee shall meet the definition of “audit committee financial expert” as defined by applicable legislation and regulation. Each member should be able to adequately perform the Committee’s Roles and Responsibilities as outlined below and be knowledgeable of the Company’s business and related risks therein. Committee members may participate in Committee meetings in person or via telephone.

III.	Meetings

The Committee shall meet as frequently as circumstances dictate, but no less than four times annually. Relevant materials/information and a meeting agenda will be provided in advance to members. The Committee will hold private meetings with auditors and executive sessions. Meeting minutes will be prepared.

IV.	Authority

The Audit Committee is responsible for:

1.	Appointing, compensating, and overseeing the work of any independent accounting firm employed by the Company;
2.	Resolving any disagreements between management and the auditor regarding financial reporting;
3.	Pre-approving all auditing services, internal control related services and permitted non-audit services performed by the independent auditor;
4.	Retaining independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation;
5.	Seeking any information it requires from employees, all of whom are directed to cooperate with the Committee’s requests, or external parties;
6.	Meeting with company officers, external auditors, internal auditors, or outside counsel, as necessary.

V.	Roles and Responsibilities

To fulfill its responsibilities and duties, the Audit Committee shall:

1.	Internal Control Structure
	a.	Evaluate management’s tone and responsiveness toward internal controls;
	b.	Consider the effectiveness of the Company’s internal control system;

c.

Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses;

d.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposure, including risk assessment and risk management policies.

2.	Financial Reporting
a.	Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K;

b.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements;

c.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements including any significant changes in the Company’s selection or application of accounting principles;

d.

Discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosure about changes in internal control over financial reporting;

e.	Review and discuss with management and the independent auditor the Company’s internal control report and the independent auditor’s attestation of the report prior to filing of the Company’s 10-K;
f.

Review and discuss with management and the independent auditor the existence of significant estimates and judgments underlying the financial statements, including the rational behind those estimates as well as the details on material accruals and reserves and the Company’s accounting principles;

g.	Review and discuss with the independent auditor any material written communications between the auditor and management, such as any management letter or schedule of unadjusted differences;
h.	Discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided by the Company to analysts an rating agencies;
i.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as contingencies and off-balance sheet structures on the Company’s financial statements;
j.	Discuss with management and the independent auditor any transaction involving the Company and any related party.

3. Compliance with Laws and Regulations

a.	Review the Company’s compliance with loan covenants;
b.

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

c.	Ensure that a code of conduct is formalized in writing and that compliance is monitored;
d.

Review with the Company’s legal counsel any legal compliance matters, including securities trading practices and any other legal matters that could have a significant impact on the financial statements or internal controls;

e.	Review the findings of any examinations by regulatory or governmental agencies which raise material issues regarding the Company’s financial statements or accounting policies.

4.	Internal Audit
a.	Review and approve the charter, plans, scope, staffing, and organizational structure of the internal audit function, including the engagement of third parties to provide internal audit services;
b.	Review and approve reports prepared by the internal auditors, including recommendations made by the internal auditors to management;
c.	On a regular basis, meet separately with internal audit to discuss any matters that the Committee or internal audit believes should be discussed privately.

5.	External Audit
a.	Review the external auditors’ proposed audit scope and approach, including coordination of the audit effort with internal audit;
b.	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors;
c.

Review and confirm the independence of the external auditors by obtaining a statement from the auditors on relationships between the auditors and the Company, including non-audit services, and discussing the relationships with the auditors;

d.	Discuss matters required by Statement on Auditing Standard No. 61, as amended, relating to the conduct of the audit;

e.	On a regular basis, meet separately with the external auditors to discuss any matters that the Committee or auditors believe should be discussed privately;
f.

At least annually, obtain and review a report by the independent auditors regarding the auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and steps taken to deal with any such issues;

g.	Establish hiring policies for employees or former employees of the independent auditor.

6.	Other Responsibilities
a.	Evaluate the Committee’s performance on an annual basis;
b.	Review the Committee charter on an annual basis and request Board approval for proposed changes.

END OF APPENDIX C

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